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                                                              EXHIBIT 23.1

                             INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The St. Paul Companies, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.
Our reports refer to changes in the method of accounting for certain investments, reinsurance, income tax and postretirement benefits other than pensions.



/s/ KPMG PEAT MARWICK LLP
Minneapolis, Minnesota
April 6, 1995